Exhibit 23.1







                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement No. 333-104319 (Form S-8 for an aggregate 6,500,000 shares of Common Stock, $.01 par value pertaining to the Amended and Restated Cosi Stock Incentive Plan and the Cosi Sandwich Bar, Inc. Incentive Stock Option Plan) of our report dated March 18, 2004, with respect to the consolidated financial statements and schedule included in its Annual Report (Form 10-K) for the year ended December 29, 2003, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP


New York, New York

March 25, 2004